UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2019

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Item 1.01.  Entry into a Material Definitive Agreement.

Effective on August 7, 2019, Daniel Tully, co-founder and managing director at Altaris Capital Partners, LLC, was appointed as a member of the board of directors (the “Board”) of Tivity Health, Inc. (the “Company”). In connection with his appointment, the Company entered into a Cooperation Agreement (the “Agreement”) with Mr. Tully, Altaris Partners, LLC, Altaris Capital, L.P. and George Aitken-Davies (collectively, the “Altaris Group”).

Pursuant to the Agreement, the Board agreed to appoint Daniel Tully as a director of the Company with a term expiring at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Additionally, except in the event the Altaris Group ceases to own at least 5% of the Company’s then outstanding common stock, the Board has agreed to nominate Mr. Tully for election as a director of the Company at the 2020 Annual Meeting.  In the event Mr. Tully (or any replacement director appointed in accordance with the provisions of the Agreement) is unable to serve, resigns or is removed as a director during the term of the Agreement (other than in the case of a voluntary resignation by Mr. Tully or determination by Mr. Tully not to stand for election at the 2020 Annual Meeting), the Altaris Group has the ability to recommend a replacement director who meets the conditions set forth in the Agreement, so long as the members of the Altaris Group collectively beneficially own in the aggregate at least 5% of the Company's then outstanding common stock.

The Agreement provides that Mr. Tully must offer to resign from the Board if (a) the members of the Altaris Group, collectively, cease to beneficially own at least 5% of the Company's then outstanding common stock, or (b) a member of the Altaris Group otherwise ceases to comply with or breaches any material provision of the Agreement.

The Agreement terminates on the date that is ten days prior to the deadline for the submission of stockholder director nominations of the 2021 annual meeting of stockholders of the Company (the “2021 Annual Meeting”), but, if Mr. Tully (or a replacement director, as applicable) is nominated for election at the 2021 Annual Meeting, the Altaris Group consents to such re-nomination and Mr. Tully (or a replacement director, as applicable) is elected as a director of the Company at the 2021 Annual Meeting, the Agreement will remain in effect until the date that is ten days prior to the deadline for the submission of stockholder director nominations for the 2022 annual meeting of stockholders of the Company.

During the term of the Agreement, each member of the Altaris Group agrees to vote all of its shares of the Company’s common stock in favor of recommendations of the Board on any matter put before the stockholders of the Company other than approval of an extraordinary transaction such as a sale of the Company.  In addition, each member of the Altaris Group agrees, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things, that such member of the Altaris Group will not, and will not encourage any third party to:

•	make, participate in or encourage any solicitation of proxies or consents;
•	own in excess of 10% of the Company’s outstanding common stock;
•

effect, propose, participate in or facilitate any tender or exchange offer, merger, sale or acquisition of material assets or other extraordinary transaction involving the Company or any of its subsidiaries;

•	seek representation on the Board, except as set forth in the Agreement, or seek or encourage the removal of any member of the Board;
•	make or take any action in support of any proposal or request aimed at changing or influencing the Board, management, business strategy, policies or corporate governance of the Company; or
•

take any actions which could cause the Company or any affiliate of the Company to make a public announcement regarding any of the foregoing, or publicly seek or request permission to do any of the foregoing.

The standstill provisions in the Agreement do not prevent the Altaris Group from communicating privately with the Board, and would terminate prior to the end of the term if any person, entity or group acquires a majority of the outstanding voting stock of the Company, if the Company becomes the subject of a tender offer for a majority of the outstanding shares and the Board does not recommend against such offer, or if the Company enters into an agreement with respect to a sale of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 7, 2019, Daniel Tully, co-founder and a managing director at Altaris Capital Partners, LLC, was appointed as a member of the Company’s board of directors. There are no family relationships between Mr. Tully and any previous or current officers or directors of Tivity Health and Mr. Tully has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, except for the Agreement described in Item 1.01 above, there is no arrangement or understanding between Mr. Tully and any other persons or entities pursuant to which Mr. Tully was appointed as a director of the Company.

Mr. Tully, age 58, is a co-founder and a managing director of Altaris Capital Partners, LLC, an investment firm focused on the healthcare industry. Mr. Tully received a B.S. in Economics from the University of Pennsylvania, Wharton Undergraduate Program.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1	Cooperation Agreement among the Company, Altaris Capital, L.P., Altaris Partners, LLC, George Aitken-Davies and Daniel Tully, dated August 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  August 7, 2019